AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 26th day of March, 2402, as amended (the "Participation Agreement"), by and among Principal Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Services Company (collectively, the "Parties"), the Parties do hereby agree to amend and restate Schedule A of the Participation Agreement as attached hereto and incorporated herein by reference .

     IN WITNESS WHEREOF, each of the Parties hereto has caused this 5th Amendment to the Participation Agreement to be executed effective as of May lst, 2009.

PRINCIPAL LIFE INSURANCE COMPANY By its authorized officer,

By:
Name:	MeLssa

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolio s By its authorized officer, By:

Susan S. , ewton ' Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its au, orized officer,

By: Ro~ert J. Manning President and Chief Executive Officer

151707

Contract #" PUS - 060 yP - gt)9 -0S -0/ ',&L

As of May 1st, 2009

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate
Account and Date	Policies Funded	Share Class
Establishc.~cl by	by Separate	(Initial or
Board of Directors	Account	Service Class)

Principal Life Insurance Company	Principal Variable Universal Life	Service
Variable Life Separate Account	Accumulator II
Principal Variable Universal Life
Income

Principal Life Insurance Company	Executive Variable Universal Life	Service
Variable Life Separate Account	Benefit Variable Universal Life

Principal Life Insurance Company	Executive Variable Universal Life II	Service
Variable Life Separate Account	(EVUL 13)
Benefit Variable Universal Life II
(BVUL II)
Principal Variable Universal Life
Income II

Principal Life Insurance Company	Principal Investment Plus	Service
Separate Account B	Variable Annuity

Portfolios

Applicable to Policies

New Discovery Serie s

     Growth Series Mid Cap Growth Series New Discovery Series Value Series Global Equity Serie s Research International Serie s

     Growth Serie s Global Equity Series New Discovery Series Research International Serie s Total Return Series Utilities Series Value Series

Value Serie s Utilities Series

Place an X
fHh?t1CL~l				in this
Grau~r
column if
unsure of
	Contract Provisions Cover Shee t			answer.
Principal Life Registered Separate
Business Unit: Account s
	Contract Owner:	Cynthia Switze r
	Manager of Contract Owner:	Sarah Pitts, Counse l
Note For vendor contracts, the vendor is the other
party This may not be the case for other types of
	Other Pa rty Name :	MFS Variable Insurance Trust	contracts
Other Party Address :
Other Party Telephone :
Negotiated By :
Note This contract or agreement is "key" if the company
	Key Contract/Agreement :	No	or business unit cannot operate without it
	Arbitration :	No
Annual Payment ( Dollars) :
Total Payment (Dollars) :
	Effective Date :	01-May-09
Expiration Date :

Assignment, Change of Control, Change of Circumstances

Principal Financial Grou p
Confidential	Draft	06/18/2009	Page	1

All Contracts Section		1UNSURE?
Non-compete/Exclusivity clause - we will only do business with limited companies	No

Indemnification

Intellectual property (License Agreement) - use of other party's name, logo or trademark, use of marketing material s

12b-1Fees

Admin Fee s

Abusive Trading 22c-2

Proxies

Mixed/SharedFunding

Diversification

Principal Financial Group
Confidential
Draft 06/18/2009
Page 2